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                                                                 EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the following of the Company's previously filed Registration Statements: Form S-8 (File No. 33-25781); Form S-8 (File No. 33-36090); Form S-3 (File No. 33-36091); Form S-8 (File No.
33-54813); and Form S-8 (File No. 33-54815).

                                     ARTHUR ANDERSEN LLP

Denver, Colorado
March 6, 1995